UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 17, 2026
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1762 Automation Parkway San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on September 25, 2025, Momentus Inc. (the “Company”) sold to Yield Point NY, LLC (the “Investor”) in a private placement (i) that certain Junior Secured Convertible Note having an aggregate principal amount of $1,630,435 (the “Convertible Note”), maturing twelve months after the issue date, with original issue discount of 8% and convertible into shares of Class A common stock of the Company, par value $0.00001 per share (“Common Stock”), originally having a conversion price of $19.9206 on a split-adjusted basis, which conversion price had subsequently adjusted to $3.927 as a result of the Company issuing shares of Common Stock at a lower price, and (ii) warrants to purchase up to an additional $4,000,000 in principal amount of additional Convertible Notes (the “AIR Warrants”).

On April 17, 2026, the Company terminated the AIR Warrants as provided therein following the full conversion of all amounts outstanding under the Convertible Note into shares of Common Stock.

Also as of April 17, 2026, all amounts outstanding under that certain Amended and Restated Secured Convertible Promissory Note dated September 8, 2025 issued by the Company to Space Infrastructures Ventures, as amended, have been converted into shares of Common Stock. As a result, the Company no longer has any outstanding convertible indebtedness.

The material terms of the Convertible Note and the AIR Warrants are described under Item 1.01 in the Company's Form 8-K filed with the Securities and Exchange Commission on September 29, 2025, which description is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Lon Ensler
		Name:	Lon Ensler

Dated:	April 20, 2026	Title:	Chief Financial Officer